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                          CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Directors of
          T. Rowe Price Financial Services Fund, Inc.

               We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of T. Rowe Price Financial Services Fund, Inc. on Form N-1A (File 333-09551) of our report dated January 20, 1997, on our audit of the financial statements and financial highlights of T. Rowe Price Financial Services Fund, which report appears in the December 31, 1996 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm in the Supplement to Statement of Additional Information.

                                         /s/Coopers & Lybrand, L.L.P.
                                         Coopers & Lybrand, L.L.P.

          Baltimore, Maryland
          February 21, 1997